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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

December 19, 2003
Date of Report (Date of earliest event reported)

CPAC, INC.
(Exact name of registrant as specified in its charter)

New York	0-9600	16-0961040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2364 Leicester Road, Leicester, New York 14481
(Address of Principal Executive Offices and Zip Code)

(585) 382-3223
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Item 12.	Results of Operations and Financial Condition.

The information in this report furnished pursuant to Item 12 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section and shall not be deemed incorporated by reference into a filing under the Securities Act or the Exchange Act.

On December 19, 2003, CPAC, Inc. (the "Company") issued a press release commenting on its fiscal third quarter sales. A copy of the full text of the press release is included below.
For Immediate Release
2364 Leicester Rd. Leicester NY, 14481 USA 585-382-3223 cpac.com		COMPANY CONTACTS: Karen G. McCulley, Mgr., Corp Comm Wendy F. Clay, VP, Admin 585-382-3223

CPAC, Inc. Comments on Fiscal Third Quarter Sales

LEICESTER, NY... December 19, 2003 -- CPAC, Inc. (Nasdaq: CPAK), a manufacturer and marketer with holdings in the Cleaning & Personal Care and Imaging industries, today issued guidance for its third quarter, the results of which are expected to be released in early February 2004.

The Company reported that early sales results for both segments for the first two months of its fiscal third quarter ending December 31, 2003 were down compared to the same period in the prior year.

Fuller Brands Segment
Fuller Brands segment sales declined by approximately 18% in the first two months of the third quarter. Contributing to this decline, Fuller Brush sales were off due to a reduction in business with Publisher's Clearing House and timing of its QVC on-air television sales offerings. The Cleaning Technologies Group (CTG) business unit's decline was due exclusively to softer distributor sales serving the school market. A new President, who was appointed to CTG in August 2003, has placed increased emphasis on national accounts and retail chains and is aggressively pursuing GSA schedule business for government procurement. Sales also declined at Stanley Home Products (SHP), although a new President joined SHP in July 2003 and has initiated incentive programs and new product strategies to reverse this trend.

CPAC Imaging Segment
CPAC Imaging segment sales declined by approximately 9% in October and November, 2003. A decline in domestic Imaging sales of nearly 16% reflected a continued market shift toward digital products. The four international Imaging operations remain on target for the fiscal year.

Management commented that the closure of the St. Louis plant and its consolidation with the Atlanta facility is on schedule for completion by December 31, 2003. A significant portion of the remaining costs associated with this move will be recognized in the fiscal third quarter, with potential savings anticipated in the fourth quarter.

An initiative to establish an Imaging chemical plant in China was approved by CPAC's Board of Directors on December 16, 2003, with the new facility expected to be operational by early 2005.

About CPAC, Inc.
Established in 1969, CPAC, Inc. (cpac.com) manages holdings in two industries. The Fuller Brands segment manufactures commercial, industrial, and household cleaning products, as well as custom brushes and personal care lines. The CPAC Imaging segment develops and markets innovative Imaging chemicals, equipment, and supplies at eight business units worldwide. Products are sold under more than 350 registered trademarks. Stock is traded under the symbol: CPAK.

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect CPAC's business and prospects, including economic, competitive, governmental, technological, and other factors discussed in CPAC's filings with the Securities and Exchange Commission.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 19, 2003		CPAC, Inc. (Registrant)
	By:	/s/ Thomas N. Hendrickson
Thomas N. Hendrickson President and Chief Executive Officer